Registration No. 333- __________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933
                                 ---------------

                       UNITED STATES CELLULAR CORPORATION
             (Exact name of registrant as specified in its charter)
              Delaware                                      62-1147325
    (State or other jurisdiction                           (I.R.S. Employer
  of incorporation or organization)                       Identification No.)

                         8410 West Bryn Mawr, Suite 700
                             Chicago, Illinois                     60631
                    (Address of Principal Executive Offices)     (Zip Code)

                       United States Cellular Corporation
                      Key Management Restricted Stock Plan,
                 1997 Special Retention Restricted Stock Awards,
                   1998 Technical Associate Retention Program
                                       and
                        1998 Long-Term Incentive Program
                            (Full title of the plan)

                              LeRoy T. Carlson, Jr.
                                    Chairman
                       United States Cellular Corporation
                         8410 West Bryn Mawr, Suite 700
                             Chicago, Illinois 60631
                     (Name and address of agent for service)
                                 (773) 399-8900
                          (Telephone number, including
                        area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================
 Title of
Securities       Amount      Proposed Maximum   Proposed Maximum
  to be           to be       Offering Price      Aggregate         Amount of
Registered      Registered     Per Share (1)    Offering Price  Registration Fee
--------------------------------------------------------------------------------
Common Shares   1,079,000      $29.28            $31,594,469      $9,320
                 shares
                  (2)
===============================================================================

(1) Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Shares of the Company on the American Stock Exchange on June 16, 1998.

(2) 25,000 Common Shares are registered under the 1996 Key Management Restricted Stock Plan, 4,000 Common Shares are registered under the 1997 Special Retention Restricted Stock Awards, 100,000 Common Shares are registered under the 1998 Technical Associate Retention Program and 950,000 Common Shares are registered under the 1998 Long-Term Incentive Program. In addition, this Registration Statement also covers an



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         indeterminate amount of additional securities which may be issued under the above-referenced Plans pursuant to the anti-dilution provisions of such Plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information*
         ----------------
Item 2.  Registrant Information and Employee Plan Annual Information*
         -----------------------------------------------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

         The registrant has previously filed a Registration Statement on Form S-8 (No. 033-57255), relating to 750,000 Common Shares, which first became effective on January 12, 1995, for issuance under the registrant's 1994
Long-Term Incentive Plan, which has been redesignated as the 1998 Long-Term Incentive Program (the "Program"). Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus related to the Program includes the 750,000 Common Shares covered by Registration Statement No. 033-57255, as well as the securities registered by this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------
         The following documents which have heretofore been filed by United States Cellular Corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         3. The description of the Common Shares, par value $1.00 per share ("Common Shares"), of the Company contained in the Company's Amendment No. 2 on Form 8, dated December 28, 1992, to the Company's Report on Form 8-A; and

         4. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1997.

         All documents, subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").


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         Any statement contained in an Incorporated  Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 4.  Description of Securities.
         -------------------------
         See Item 3.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
         The legality of the Common Shares offered hereby is being passed upon for the Company by Sidley & Austin, One First National Plaza, Chicago, Illinois 60603. The Company is controlled by Telephone and Data Systems, Inc. ("TDS") and TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of TDS, the Company and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS and certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS and certain subsidiaries of TDS, Stephen P. Fitzell, the Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of Sidley & Austin.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------
         The Company's Restated Certificate of Incorporation contains a provision providing that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director's or officer's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

         Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article XI of the Company's Restated Certificate of Incorporation, as amended, contains provisions for the indemnification of directors, officers and employees of the Company within the limitations permitted by Section 145.

         The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------
         Not Applicable.

Item 8.  Exhibits.
         --------
         The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plans is not intended to be qualified under
Section 401(a) of the Internal Revenue Code.

Item 9.  Undertakings.
         ------------

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         The Company hereby undertakes:

         1.       To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (a)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and pricerepresent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs 1.(a) and 1.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         3. To remove from registration by means of a post-effective amendment any of the Common Shares being registered hereby which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                  Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         5. That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 17th day of June, 1998.

                                        UNITED STATES CELLULAR CORPORATION

                                         By:      /s/ H. Donald Nelson
                                                  ---------------------
                                                      H. Donald Nelson
                                                      President

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 17th day of June, 1998.



/s/ LeRoy T. Carlson, Jr.             Chairman and Director
----------------------------
    LeRoy T. Carlson, Jr.

/s/ H. Donald Nelson                  President (Chief Executive
----------------------------          Officer) and Director
    H. Donald Nelson

/s/ LeRoy T. Carlson                  Director
----------------------------
    LeRoy T. Carlson

/s/ Murray L. Swanson                 Director
----------------------------
    Murray L. Swanson

/s/ Paul-Henri Denuit                 Director
----------------------------
    Paul-Henri Denuit

/s/ Walter C.D. Carlson               Director
----------------------------
    Walter C.D. Carlson

/s/ Kenneth R. Meyers                 Senior Vice President - Finance
----------------------------          and Treasurer (Chief Financial Officer)
    Kenneth R. Meyers

/s/ Phillip A. Lorenzini              Controller (Principal Accounting Officer)
----------------------------
    Phillip A. Lorenzini

                              SIGNATURE PAGE TO S-8
                      KEY MANAGEMENT RESTRICTED STOCK PLAN,
                 1997 SPECIAL RETENTION RESTRICTED STOCK AWARDS
                   1998 TECHNICAL ASSOCIATE RETENTION PROGRAM
                      AND 1998 LONG-TERM INCENTIVE PROGRAM
                      OF UNITED STATES CELLULAR CORPORATION






















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                                  EXHIBIT INDEX

                  The following documents are filed herewith or incorporated herein by reference.

Exhibit
  No.                               Description
-------                            ------------
    4.1 Restated Certificate of Incorporation, as amended, of the Company (Incorporated herein by reference to Exhibit 2(a) to Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Report on Form 8-A).

    4.2 Restated Bylaws, as amended, of the Company (Incorporated herein by reference to Exhibit 3 to Form 10-Q for the quarter ended September 30, 1997).

    5              Opinion of Sidley & Austin.

   23.1           Consent of Independent Public Accountants.

   23.2           Consent of Sidley & Austin (contained in Exhibit 5 hereto).

   99.1           Key Management Restricted Stock Plan

   99.2           Form of 1997 Special Retention Restricted Stock Award

   99.3           1998 Technical Associate Retention Program

   99.4           1998 Long-Term Incentive Plan





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